UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013

ViaSat, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2013, ViaSat, Inc. (“ViaSat”) entered into the Second Amendment to Fifth Amended and Restated Revolving Loan Agreement, dated as of March 11, 2013 (the “Second Amendment”), which amends the Fifth Amended and Restated Revolving Loan Agreement, dated as of May 9, 2012 (as amended), with Union Bank, N.A. (as administrative agent and collateral agent), Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley MUFG Loan Partners, LLC, Wells Fargo Bank, National Association and the other lenders party thereto (the “Credit Agreement”). The Second Amendment amended the Credit Agreement to permit letters of credit issued thereunder to be denominated in certain foreign currencies, subject to the terms and conditions set forth therein.

Certain of the lenders under the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, for ViaSat and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they have received and/or may in the future receive customary compensation and expense reimbursement.

The description of the Second Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amendment, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Second Amendment to Fifth Amended and Restated Revolving Loan Agreement, dated as of March 11, 2013, by and among ViaSat, Inc., Union Bank, N.A. (as administrative agent and collateral agent) and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASAT, INC.

Date: March 14, 2013	By:	/s/ Paul Castor
	Name:	Paul Castor
	Title:	Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Second Amendment to Fifth Amended and Restated Revolving Loan Agreement, dated as of March 11, 2013, by and among ViaSat, Inc., Union Bank, N.A. (as administrative agent and collateral agent) and the other lenders party thereto.